Exhibit 10.1

Sixth Amendment to Employment Agreement

This Sixth Amendment to Employment Agreement (“Sixth Amendment”) is entered into as of July 29, 2009, by and between DEL MONTE FOODS COMPANY, a Delaware corporation, with its principal place of business in San Francisco, California (“Company”) and RICHARD G. WOLFORD, an individual residing in the State of California (“Executive”), to amend the Employment Agreement dated March 16, 1998 between the Company and Executive (“Employment Agreement”), as amended by the Second Amendment to Employment Agreement entered into as of March 26, 2002 (“Second Amendment”), the Third Amendment to Employment Agreement entered into as of September 1, 2004 (“Third Amendment”), the Fourth Amendment to Employment Agreement entered into as of September 1, 2005 (“Fourth Amendment”) and the Fifth Amendment to Employment Agreement entered into as of August 1, 2007 (“Fifth Amendment”), as follows:

1. Sections 3(c)(ii), 3(d)(i)(2) and 3(e)(i)(2) shall be amended to add the phrase “and adjusted for performance” immediately after the phrase “a pro rata portion of Executive’s target Bonus for the year in which Executive’s termination occurs, prorated for Executive’s actual employment period during such year” as it appears therein.

Except as expressly provided in this Sixth Amendment, all other provisions of the Employment Agreement and the Second through Fifth Amendments shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the date set forth below.

EXECUTIVE:

/s/ Richard G. Wolford	July 29, 2009
Richard G. Wolford	Date

COMPANY:

DEL MONTE FOODS COMPANY

By:	/s/ David L. Meyers	July 29, 2009
Name:	David L. Meyers	Date
Title:	Executive Vice President Administration & Chief Financial Officer